EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of PalmSource, Inc. of our report dated January 19, 2001 except for Note 9, which is as of September 5, 2003, relating to the financial statements of Be Incorporated which are incorporated by reference from the Registration Statement on Form S-1 (No. 333-111871). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

San Jose, California

March 31, 2004